SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2007

COAST FINANCIAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-50433	14-1858265
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 – 6th Avenue, Suite 300, Bradenton, Florida	34205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 752-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On March 2, 2007, Coast Financial holdings, Inc. (the “Company”), the holding company for Coast Bank of Florida (the “Bank”), filed a Form 8-K stating its decision to make an additional provision of $14 million to its loan loss allowance, effective as of December 31, 2006, as a result of its review of residential construction-to-permanent loans relating to a local builder that recently ceased construction on existing contractual commitments with a number of the Bank’s borrowers (“Affected Loans”).

We are aware that a recent press account reported that the Company “now believes it stands to lose $14 million at most” as a consequence of the Affected Loans and attributes a statement to the Company that “this is what the board estimated was the absolutely worse-case” for losses resulting from the Affected Loans. The Company wishes to correct these statements.

The provision made for loan losses are determined by management and generally are based upon a variety of factors, including, among other things, management’s loan loss experience, its evaluation of economic conditions, and its regular reviews of delinquencies and loan portfolio quality. In determining the necessity and amount of such a provision, management necessarily makes various assumptions and judgments about the collectibility of the bank’s loans using these and other factors. Based on its analysis of the Affected Loans, management concluded that the additional provision was necessary to reflect the increased risk of the Affected Loans. As explained in the March 2, 2007 Form 8-K, management worked closely with its accountants and other professionals to make this determination. Management reviewed its determination with the Audit Committee, which concurred with its conclusions.

Management believes that the allowance recorded by the Company will adequately provide for any losses arising from the Affected Loans. However, if actual experience varies from the assumptions or judgments used by management to determine the additional loan loss provision, then the allowance may not be sufficient to cover the loan losses that actually occur. Additionally, the loan loss provision does not address other costs or expenses that may be associated with the Affected Loans, such as the cost and expense of collection, foreclosure or other litigation, if any. A more complete description of the Company’s financial information will be included in its Form 10-K for the fiscal year ended December 31, 2006, which it expects to file by March 15, 2007, provided that there are no further delays in compiling the necessary financial information.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

[Rest of Page Intentionally Blank. Signature on following Page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COAST FINANCIAL HOLDINGS, INC.

Date: March 6, 2007	By:	/s/ Justin D. Locke
Justin D. Locke Chief Financial Officer